Exhibit 10.17
ALLONGE
to Amended and Restated Revolving Note dated November 1, 2006
     THIS ALLONGE is made and entered into as of the 1st day of November 2007, by and between US BIO WOODBURY, LLC, a Michigan limited liability company, fka, SUPERIOR CORN PRODUCTS, LLC, a Michigan limited liability company (the “Borrower”) and AGSTAR FINANCIAL SERVICES, PCA, (the “Lender”).
RECITALS
     A. The Borrower previously executed and delivered to the Lender an Amended and Restated Revolving Note in the original principal amount of $3,500,000.00, dated November 1, 2006 (the “Note”) to which this Allonge is attached.
     B. The Borrower has requested that Lender extend the maturity date of the Note.
     C. The Lender is willing to make such modifications to the terms of the Note, all in accordance with the terms and conditions of this Allonge.
AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained in this Allonge and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Borrower and the Lender, the parties agree as follows:
     1. Modification of Note. Notwithstanding any of the provisions of that certain Second Amended and Restated Construction and Revolving Loan Agreement dated September 27, 2006 (the “Loan Agreement”), the Note is amended as follows:
a.	Paragraph #6 of the Note is hereby amended to read as follows:

“The outstanding principal balance hereof, together with all accrued interest, if not paid sooner, shall be due and payable in full on October 29, 2008 (the “Maturity Date”).
     2. Remaining Terms. It is further understood and agreed by and between the Borrower and the Lender that all other terms and provisions of the Note shall remain in full force and effect, enforceable by the Lender against the Borrower as fully as though no amendments had been made hereby, and this Allonge shall not be deemed to hinder, compromise or lessen the enforceability of the Note, or any mortgage, security interest, or guaranty securing repayment of the Note, in any way.

     IN WITNESS WHEREOF, the parties hereto have caused this Allonge to be duly executed and delivered as of the date and year first above written.
BORROWER:
US BIO WOODBURY, LLC, a
Michigan limited liability company, fka
SUPERIOR CORN PRODUCTS, LLC, a
Michigan limited liability company

/s/ Kelly S. Langley By: Kelly S. Langley
Its: Treasurer
LENDER:
AGSTAR FINANCIAL SERVICES, PCA, a
United States instrumentality

/s/ Mark Schmidt By: Mark Schmidt
Its: Vice President